                                                             Exhibit-99.(d)(vi)

                        INVESTMENT SUB-ADVISORY AGREEMENT

      AGREEMENT executed and effective as of November 1, 2001, by and between CHARLES SCHWAB INVESTMENT MANAGEMENT, INC., a Delaware corporation and registered investment adviser ("CSIM") and SYMPHONY ASSET MANAGEMENT LLC, a California limited liability company and registered investment adviser ("Symphony").

      WHEREAS, CSIM is the investment manager for Schwab Capital Trust (the "Trust"), an open end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, CSIM desires to retain Symphony as CSIM's agent to furnish investment sub-advisory services to the investment portfolios of the Trust listed on Schedule A hereto (each a "Fund" and collectively the "Funds");

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

      1. Appointment. CSIM hereby appoints Symphony to provide investment sub-advisory services to the Funds for the period and on the terms set forth in this Agreement. Symphony accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      2. Delivery of Documents. CSIM has furnished Symphony with copies properly certified or authenticated of each of the following:

         (a) the Trust's Agreement and Declaration of the Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on May 7, 1993, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

         (b)      the Trust's Bylaws and amendments thereto;

         (c) resolutions of the Trust's Board of Trustees authorizing the appointment of Symphony and approving this Agreement;

         (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") on May 10, 1993, and all amendments thereto;

         (e) the Trust's Registration Statement on Form N-lA under the Securities Act of 1933, as amended (the "1933 Act") (File No. 33-62470), and under the 1940 Act (File No. 811-07704) as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

         (f)      the Trust's most recent prospectus and Statement of Additional

                  Information for the Funds (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

      CSIM will furnish Symphony from time to time with copies of all amendments of or supplements to the foregoing.

      3. Services. Subject always to the supervision of the Trust's Board of Trustees and CSIM, Symphony will furnish an investment program in respect of, and make investment decisions for, all equity investments of a Fund and place orders for the purchase and sale of these securities, on behalf of a Fund. Symphony understands and agrees that it will obtain prior approval from CSIM before investing in equity securities other than common stocks. Symphony will utilize quantitative techniques, proprietary software models and real-time databases (collectively, "quantitative models") in the performance of the services to be provided under this Agreement. Symphony represents and warrants that with respect to the quantitative models described above, it maintains the full right and authority to use these quantitative models in connection with the investment management of the Funds. Symphony further covenants that it will not take any action, or fail to take any action, including entering into any third party arrangement, that would prohibit its use of the quantitative models in connection with the investment management of the Funds. Notwithstanding the provisions of Section 8 hereto, Symphony agrees to indemnify and hold CSIM, its affiliates and the Funds harmless from any and all damages, liabilities, costs, and expenses, including attorneys fees (collectively, "Losses"), resulting from a breach of the above representation, warranty and covenant.

      In the performance of its duties, Symphony will satisfy its fiduciary duties to the Funds (as set forth in Section 8, below), monitor each Fund's investments and comply with the provisions of the Trust's Declaration of Trust and Bylaws, as amended from time to time, and each Fund's stated investment objectives, policies and restrictions. Symphony and CSIM will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding each Fund's investment affairs. Symphony will report to the Board of Trustees and to CSIM with respect to the implementation of such investment program.

      Symphony further agrees that it:

            (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

            (b) will conform with all applicable statutes, rules and regulations of the SEC and states pertaining to its investment sub-advisory activities and services provided under this Agreement;

            (c) will place orders pursuant to its investment determinations for the Fund(s) either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, Symphony will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price ordered by two or more brokers or dealers are comparable, Symphony may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide Symphony with research advice and other services. In no instance will portfolio securities be purchased from or sold to CSIM, Symphony or any affiliated person of either the Trust, CSIM or Symphony, except as may be permitted under the 1940 Act;

            (d) will report regularly to CSIM and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of CSIM and the Board of Trustees on a regular basis at reasonable times the management of the Funds, including, without limitation, review of the general investment strategy of the Funds, the performance of the Funds in relation to standard industry indices and general conditions affecting the equity marketplace and will provide various other reports from time to time as requested by CSIM;

            (e) will maintain books and records with respect to each Fund's securities transactions and will furnish CSIM and the Trust's Board of Trustees such periodic and/or special reports as the Board or CSIM may request;

            (f) will act upon instructions from CSIM not inconsistent with its fiduciary duties hereunder;

            (g) will treat confidentially and as proprietary information of the Trust and CSIM or its affiliates all such records and other information relative to the Trust, or CSIM and its affiliates, as applicable, maintained by Symphony, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, or CSIM and its affiliates, as applicable, which approval shall not be unreasonably withheld and may not be withheld where Symphony may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

            (h) will vote proxies received by Symphony in connection with securities held by the Funds consistent with its fiduciary duties hereunder.

      4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, and applicable requirements of the Investment Advisers Act of 1940 and rules thereunder, Symphony agrees to maintain and preserve all required accounts, books and records with respect to Symphony's duties related to the Funds and the Trust. Symphony understands and agrees that all accounts, books and records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.

      5. Expenses. During the term of this Agreement, Symphony will pay all expenses incurred by it in connection with its activities under this Agreement other than the costs of purchasing securities, including brokerage commissions.

      6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, CSIM will pay Symphony, and Symphony agrees to accept as full compensation therefor, the fees, accrued daily and payable monthly, as described on Schedule B hereto. From time to time, Symphony may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

      7. Services to Others. Symphony agrees that whenever one or more of the Funds and one or more other investment companies or accounts advised by Symphony have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Symphony to be equitable to each advised entity. CSIM recognizes, and has advised the Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the participating Fund(s) may obtain in a particular security.

      8. Limitation of Liability. Symphony will not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of Symphony's duties under this Agreement, except a loss resulting from Symphony's willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement.

      9. Indemnification. CSIM and Symphony each agree to indemnify the other against any claim against, loss or liability to such other party (including reasonable attorneys, fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith or gross negligence.

      10. Duration and Termination. This Agreement will become effective as to each Fund as of the date and for the period set forth opposite each Fund's name on Schedule A, provided that it has been approved by a vote of a majority of the outstanding voting securities of such Fund in accordance with the requirements under the 1940 Act and, unless sooner terminated as provided herein, will continue in effect for two years from such date.

          Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, Symphony, or CSIM, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to each Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or by CSIM or on ninety days' written notice by Symphony. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.)

      11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and will be governed by the laws of the State of California.

      The name "Schwab Capital Trust" and "Trustees of Schwab Capital Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of the Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "Schwab Capital Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with a Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.


      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                            CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

                            By:      /s/ Stephen B. Ward
                                     -------------------------

                            Name:    Stephen B. Ward
                                     -------------------------

                            Title:   Senior Vice President
                                     -------------------------


                            SYMPHONY ASSET MANAGEMENT LLC


                            By:      /s/ Neil Rudolph
                                     -------------------------

                            Name:    Neil Rudolph
                                     -------------------------

                            Title:   C.O.O.
                                     -------------------------

                                   SCHEDULE A
                 TO INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN
                CHARLES SCHWAB INVESTMENT MANAGEMENT, INC. AND
                          SYMPHONY ASSET MANAGEMENT LLC


                                              Effective Date
Fund                                          and Initial Period


Schwab Analytics Fund                         November 1, 2001




                            CHARLES SCHWAB INVESTMENT
                            MANAGEMENT, INC.

                            By:      /s/ Stephen B. Ward
                                     -------------------------

                            Name:    Stephen B. Ward
                                     -------------------------

                            Title:   Senior Vice President
                                     -------------------------

                            SYMPHONY ASSET MANAGEMENT LLC


                            By:      /s/ Neil Rudolph
                                     -------------------------

                            Name:    Neil Rudolph
                                     -------------------------

                            Title:   C.O.O.
                                     -------------------------

                                   SCHEDULE B
                 TO INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN
                CHARLES SCHWAB INVESTMENT MANAGEMENT, INC. AND
                          SYMPHONY ASSET MANAGEMENT LLC


Fund                                 Fee (Annual Rate)

Schwab Analytics Fund                Twenty one-hundredths of one
                                     percent (0.20%) of the Fund's
                                     average daily net assets not in
                                     excess of $300 million, fifteen
                                     one-hundredths of one percent
                                     (0.15%) of the next $500 million
                                     and ten one-hundredths of one
                                     percent (0.10%) of such assets
                                     over $800 million

                            CHARLES SCHWAB INVESTMENT
                            MANAGEMENT, INC.

                            By:      /s/ Stephen B. Ward
                                     -------------------------

                            Name:    Stephen B. Ward
                                     -------------------------

                            Title:   Senior Vice President
                                     -------------------------

                            SYMPHONY ASSET MANAGEMENT LLC


                            By:      /s/ Neil Rudolph
                                     -------------------------

                            Name:    Neil Rudolph
                                     -------------------------

                            Title:   C.O.O.
                                     -------------------------